Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc. pertaining to BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates, and

2.	Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc. pertaining to BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates, and

3.	Registration Statement (Form S-8 No. 333-109121) pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates, and

4.	Registration Statement (Form S-8 No. 333-162362) pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates, and

5.	Registration Statement (Form S-8 No. 333-163897) pertaining to the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and their Affiliates;

of our report dated June 29, 2011, with respect to the financial statements and schedule of the BGC Partners, Inc. Deferral Plan for Employees of BGC Partners, Inc., Cantor Fitzgerald, L.P. and Their Affiliates included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

New York, New York

June 29, 2011